SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2013

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2520 MANATEE AVENUE WEST, SUITE 200

BRADENTON, FL 34205

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

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Section 8 - Other Events

Item 8.01 - Other Events

Silver Falcon Mining, Inc. (the "Company") issued a press release, dated March 14, 2013 entitled-"SILVER FALCON MINING, INC. (SFMI) STARTS 2013 MONTHLY DELIVERIES OF BULLION DORE TO REFINERY, SINKER TUNNEL PREPARATIONS UNDERWAY FOR ORE EXTRACTION "

The press release is in its entirety below:

SILVER FALCON MINING, INC. (SFMI) STARTS 2013 MONTHLY DELIVERIES OF BULLION DORE TO REFINERY, SINKER TUNNEL PREPARATIONS UNDERWAY FOR ORE EXTRACTION

Bradenton, FL-March14, 2013-Silver Falcon Mining, Inc. (SFMI.OTCBB) started once again to deliver precious metal dore bars to the refinery. On March 12, 2013 the Company added approximately 33 ounces of precious metal to its account at its refiner in Florida.  Revenue received from the refined products will be available in forthcoming financial reports.  This latest shipment came from concentrate produced prior to the startup of the floatation circuit at the Company production facilities in Murphy, Idaho.

Now fully operational, The Company’s Diamond Creek Mill Facility’s “Denver Flotation Circuit” has exceeded expectations in operational results. The Company reports that recovery from the ore processed by the new circuit exceeds 90% of all precious metals contained. This circuit can reach maximum efficiency at a rate of 10 tons/hr. With this increase in recovery values, Management remains bullish on the increase in dore amounts being shipped on a monthly base.  Expectations are that the monthly revenue stream, for the Company, will increase on a month to month basis (flotation operational pictures: http://www.yesinternational.com/float/floataionsfmi.htm).

Reports on the SINKER TUNNEL GOLD PROJECT revealed that the Company can extract ore bearing materials. Extraction rates are within the 1,000 tons per year outlined under our mining notice #IDI-36783 covered under the BLM rule #43 CFR 3809.11(b).  The Company’s in-house metallurgical team validated the ore quality from samples taken from the face of the Oro Fino vein structure crossing the SINKER tunnel. The Company’s management believes that the earlier geological assessment of 3.75 oz/ton to more than 325 oz/ton (rare “Hot Zones” along the vein), are correct.  The Oro Fino is a rich quartz epithermal gold bearing geological structure at least 3,200 feet deep, where it crosses the Sinker tunnel, and 6,000 to 10,000 feet long at the surface.

Exact assay information regarding ore grades will be made available at the time material is processed at the Diamond Creek Mill Facility.  In the ensuing weeks ahead, management will provide more detailed reports regarding the exploration/development program within the SINKER TUNNEL GOLD PROJECT.

Further, the Company’s Board of Directors decided to move forward with the cancellation of two of its registrations statements, US SEC FORM S-1.  The first S-1,  in the process of being cancelled, is the stand-by equity arrangement with Centurion Private Equity, LLC.  The Board believes that the terms of this arrangement no longer fit SFMI’s business objectives.  The cancellation of the second registration with JMJ Financial (JMJ) is under way due to the Company’s pursuit of a legal suit against the lender and its principals.

Also at the beginning of the year, the Company's Board of Directors decide that it was not in the company's interest to renew its "Investment Banking Contract" with Delaney Equity Group, LLC and have advised them of that fact.

As the Company moves forward on all operations, Management will update the investment community as the information comes available.

About Silver Falcon Mining, Inc.

SFMI has mineral rights to approximately 1,200 acres on War Eagle Mountain in southern Idaho; its Diamond Creek Mill is situated at the foot of War Eagle Mountain and is serviced by 6.2 miles of paved roads from State Highway 78. It maintains year round access to the Sinker Tunnel which will facilitate underground mining of the rich veins crisscrossing the mountain above it, and SFMI provides the area population with employment and service opportunities.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this amended report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date:March 15, 2013	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer